                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              BARNES & NOBLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                             [BARNES & NOBLE LOGO]
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

                                                                  April 30, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Barnes & Noble, Inc. The meeting will be held at 10:00 a.m., Eastern Standard Time, on Monday, June 11, 2001 at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

                                          Sincerely,

                                          /s/ Michael N. Rosen

                                          MICHAEL N. ROSEN
                                          Secretary

                             [BARNES & NOBLE LOGO]
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2001

     The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the "Company") will be held at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York, at 10:00 a.m., Eastern Standard Time, on Monday, June 11, 2001 for the following purposes:

     1. To elect three Directors to serve until the 2004 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending February 2, 2002; and

     3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

     Only holders of record of Common Stock as of the close of business on April 23, 2001 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                          MICHAEL N. ROSEN
                                          Secretary

                                          New York, New York
                                          April 30, 2001

             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

                              BARNES & NOBLE, INC.
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2001

                                  INTRODUCTION

     This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about April 30, 2001 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 11, 2001 (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors -- Information Concerning the Directors and Nominees -- Nominees for Election as Director," FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending February 2, 2002 (collectively, the "Proposals"), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

     Only holders of record of the Company's voting securities as of the close of business on April 23, 2001 are entitled to notice of and to vote at the Meeting. As of the record date, 65,401,406 shares of Common Stock, par value $.001 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

     The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2004 annual meeting of stockholders.

     The proposal to ratify the appointment of the Company's independent certified public accountants, and all other matters that may be voted on at the Meeting, will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto. It should be noted that all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 29.3% of the Common Stock outstanding as of March 31, 2001, and have advised the Company that they intend to vote in favor of all of the Proposals.

     A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

INFORMATION CONCERNING THE DIRECTORS AND NOMINEES

     The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 2002 annual meeting of stockholders and three members whose terms expire at the 2003 annual meeting of stockholders.

     Background information with respect to the Board of Directors and nominees for election as Directors, all of whom are incumbent Directors, appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Company.

                                               DIRECTOR
NAME                                     AGE    SINCE                        POSITION
----                                     ---   --------                      --------
Leonard Riggio.........................  60      1986     Chairman of the Board and Chief Executive
                                                          Officer
Stephen Riggio.........................  46      1997     Vice Chairman
Matthew A. Berdon(2)(3)................  81      1992     Director
Michael J. Del Giudice(3)..............  58      1999     Director
William Dillard II(1)..................  56      1993     Director
Irene R. Miller........................  49      1995     Director
Margaret T. Monaco(2)..................  53      1995     Director
Michael N. Rosen.......................  60      1986     Secretary and Director
William Sheluck, Jr.(1)(2)(3)..........  60      1993     Director

---------------
(1) Member of Nominating Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

     At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. Leonard Riggio, Michael J. Del Giudice and William Sheluck, Jr. are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2004. The terms of Stephen Riggio, Matthew A. Berdon and Margaret T. Monaco expire in 2002, and the terms of William Dillard II, Irene R. Miller and Michael N. Rosen expire in 2003. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors.

  Nominees for Election as Director

     The following individuals are nominees for Director at the Meeting:

     LEONARD RIGGIO has been Chairman of the Board, Chief Executive Officer and a principal stockholder of the Company since its inception in 1986. Mr. Riggio has also been Chairman of the Board of barnesandnoble.com inc. ("Barnes & Noble.com") since its inception in February 1997. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Bookstores, Inc. ("B&N College"), one of the largest operators of college bookstores in the country.* Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc. ("MBS"), one of the nation's largest wholesalers of college textbooks.*

     MICHAEL J. DEL GIUDICE has been a Director of the Company since 1999. Mr. Del Giudice is a co-founder and Senior Managing Director at Millennium Credit Markets LLC, an investment banking firm specializing

---------------

* Based upon sales reported in trade publications and public filings.

in acquiring and financing real estate, corporate and project finance properties. From 1986 to 1996, Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC. He is a member of the Board of Directors of the Consolidated Edison Company of New York, Curran & Connors, Inc. and Earth Alliance Inc. He is Chairman of the Governor's Committee on Scholastic Achievement and a member of the Board of Trustees of the Institute for Public Administration. Mr. Del Giudice was Chief-of-Staff to New York Governor Mario Cuomo from 1983 to 1985, Director of State operations for Governor Hugh Carey from 1979 to 1981 and Chief-of-Staff to the Assembly Speaker from 1975 to 1979. Mr. Del Giudice was Chairman of the Board of Orange & Rockland Utilities Corp. from 1997 to 1999.

     WILLIAM SHELUCK, JR. has been a Director of the Company since November 1993. Mr. Sheluck formerly was the President, Chief Executive Officer and a director of Nationar, a New York State-chartered commercial bank providing services to financial institutions and corporations, from 1983 until his retirement in April 1993. Mr. Sheluck is also a director of New Life of New York City, Inc., a not-for-profit organization which provides services to disadvantaged teenagers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

  Other Directors whose Terms of Office Continue after the Meeting

     STEPHEN RIGGIO has been a Director of the Company since September 1993 and was appointed Vice Chairman of the Company in December 1997. Mr. Riggio was Chief Operating Officer of the Company from February 1995 until December 1997. Since January 2000, he has been Vice Chairman and Acting Chief Executive Officer of Barnes & Noble.com. Mr. Riggio has been a director of Barnes & Noble.com since its inception in February 1997. Mr. Riggio was President of B. Dalton Bookseller, Inc. ("B. Dalton"), a wholly owned subsidiary of the Company, from July 1993 to February 1995, and he was Executive Vice President, Merchandising of the Company from January 1987 to February 1995. Mr. Riggio is Leonard Riggio's brother.

     MATTHEW A. BERDON has been a Director of the Company since June 1992. As of January 1998, Mr. Berdon had been a partner in the certified public accounting firm of Ferro Berdon & Company ("Ferro Berdon") for more than five years. In January 1998, Ferro Berdon merged into the accounting firm of Urbach, Kahn & Werlin, and Mr. Berdon became Chairman of the New York Division of that firm. Mr. Berdon is also a director of B&N College and a trustee of Beth Israel Hospital.

     WILLIAM DILLARD, II has been a Director of the Company since November 1993. Mr. Dillard is the Chief Executive Officer of Dillard's, Inc., and he has been a director of Dillard's Inc. since 1968. Mr. Dillard is also a director of J.P. Morgan Chase & Co. Texas Region (formerly Chase Bank of Texas, NA) and Acxiom Corp.

     IRENE R. MILLER has been a Director of the Company since May 1995. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of the Company. She joined the Company in January 1991 and held various positions until she was appointed Chief Financial Officer in September 1993 and Vice Chairman in September 1995. From 1986 to 1990 Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated, most recently as a Principal. Ms. Miller is also a director of Oakley, Inc. and The Body Shop International Plc.

     MARGARET T. MONACO has been a Director of the Company since May 1995. Ms. Monaco has been the Vice President and Chief Operating Officer of Merrill Lynch Ventures, LLC (formerly KECALP, Inc.), a wholly owned subsidiary of Merrill Lynch & Co., Inc., since November 1999. She had been the Chief Administrative Officer from April 1998 to November 1999. Merrill Lynch Ventures, LLC is the General Partner for a number of limited partnerships which are operated exclusively for the benefit of Merrill Lynch employees. Ms. Monaco had been the Principal of Probus Advisors, a management and financial consulting firm, from July 1993 to April 1998, and Vice President and Treasurer of The Limited prior to July 1993.

     MICHAEL N. ROSEN has been Secretary and a Director of the Company since its inception in 1986 and the Chairman of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, for more than the past five years. Mr. Rosen is also a director of Barnes & Noble.com, B&N College and MBS.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met eight times during the fiscal year ended February 3, 2001. All Directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during the fiscal year ended February 3, 2001.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

     Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent certified public accountants, reviewing related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The Board has adopted a written charter (attached to this Proxy Statement as Annex A) setting out the audit-related functions of the Audit Committee. The current members of the Audit Committee are Messrs. Sheluck (Chairman), Berdon and Del Giudice, none of whom is, or has ever been, an officer or employee of the Company and are all considered "Independent" for the purposes of the New York Stock Exchange listing standards. The Audit Committee met four times during the fiscal year ended February 3, 2001.

     Compensation Committee. The principal function of the Compensation Committee is to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for determining grants of options to purchase Common Stock and for determining grants of restricted shares of Common Stock under the Barnes & Noble, Inc. 1991 Employee Incentive Plan and the Barnes & Noble, Inc. 1996 Incentive Plan, as awarded (the "1996 Incentive Plan"). The current members of the Compensation Committee are Mr. Berdon (Chairman), Ms. Monaco and Mr. Sheluck, none of whom is, or has ever been, an officer or employee of the Company. The Compensation Committee met three times during the fiscal year ended February 3, 2001 and acted by unanimous written consent on two additional occasions.

     Nominating Committee. The function of the Nominating Committee is to seek qualified individuals to serve as Directors of the Company. The current members of the Nominating Committee are Messrs. Dillard and Sheluck. The Nominating Committee met once during the fiscal year ended February 3, 2001.

COMPENSATION OF DIRECTORS

     Non-employee Directors received a fee of $20,000 with no additional fees for attendance at Board or committee meetings during the fiscal year ended February 3, 2001. All Directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

EXECUTIVE OFFICERS

     The Company's executive officers, as well as additional information with respect to such persons, is set forth in the table below:

NAME                                   AGE                           POSITION
----                                   ---                           --------
Leonard Riggio.......................  60    Chairman of the Board and Chief Executive Officer
Stephen Riggio.......................  46    Vice Chairman
J. Alan Kahn.........................  54    Chief Operating Officer
Mitchell S. Klipper..................  43    Executive Vice President, and President of Barnes &
                                             Noble Development
Maureen E. O'Connell.................  39    Chief Financial Officer
Michael P. Berry.....................  52    President of Barnes & Noble Booksellers
Mary Ellen Keating...................  44    Senior Vice President, Corporate Communications and
                                             Public Affairs
Michael G. Archbold..................  40    Vice President and Chief Financial Officer of Barnes &
                                             Noble Booksellers
David S. Deason......................  42    Vice President of Barnes & Noble Development
Joseph Giamelli......................  51    Vice President and Chief Information Officer
Michael N. Rosen.....................  60    Secretary

     Information with respect to executive officers of the Company who also are Directors is set forth in "Information Concerning the Directors and Nominees" above.

     J. ALAN KAHN joined the Company as Chief Operating Officer in December 1997. He joined B&N College in 1988 as President and Chief Operating Officer and was made Chief Executive Officer in 1995. Prior to that, he was Executive Vice President of B&N Trade and Mail Order from 1978 to 1988, and Vice President of Merchandising for B. Dalton from 1971 to 1978.

     MITCHELL S. KLIPPER has been President of Barnes & Noble Development, the group responsible for selecting, designing and constructing new store locations, since December 1995 and is an Executive Vice President of the Company. From March 1993 to December 1995, Mr. Klipper was President of Barnes & Noble Booksellers, Inc. ("B&N Booksellers"), a wholly owned subsidiary of the Company. Until September 1993, Mr. Klipper also was Chief Financial Officer of the Company, a position to which he was elected in September 1988. He was Vice President, Chief Financial Officer of B&N College from June 1986 to September 1988. Prior to June 1986, Mr. Klipper was an Audit Manager at the certified public accounting firm of KMG Main Hurdman.

     MAUREEN E. O'CONNELL joined the Company as Chief Financial Officer in March 2000. Prior to joining Barnes & Noble, Inc., Ms. O'Connell held the Chief Financial Officer position at Publisher Clearing House from October 1998 to March 2000, BMG Direct from October 1997 to October 1998 and two Primedia companies from November 1993 to October 1997. From April 1990 to October 1997, Ms. O'Connell played a key role at Primedia, as it grew from a startup to a leading media and publishing company. Ms. O'Connell is a Certified Public Accountant.

     MICHAEL P. BERRY became the President of Barnes & Noble Booksellers in February 2001. Prior to joining the Company, Mr. Berry was Senior Vice President of Operations for The Disneyland Resort and Downtown Disney from January 1998 to February 2001 and Vice President of Food Operations and Concept Development from April 1996 to January 1998. Prior to joining Disney, Mr. Berry held several senior positions at Harvard University, the University of California at Irvine and the University of California at Los Angeles.

     MARY ELLEN KEATING joined the Company as Senior Vice President, Corporate Communications and Public Affairs in January 1998. Previously, she was an executive with Hill and Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill and Knowlton's flagship New York Office.

     MICHAEL G. ARCHBOLD has been Vice President and Chief Financial Officer of Barnes & Noble Booksellers since May 2000. Prior to that, he was Vice President and Treasurer of the Company from May 1999 and Vice President and Controller of the Company from May 1998. He joined the Company in April 1996 as Director of Accounting. Prior to joining the Company, Mr. Archbold was with Woolworth Corporation (now the Venator Group) from October 1988 through April 1996. Mr. Archbold is a Certified Public Accountant.

     DAVID S. DEASON joined the Company in January 1990 as a Director of Real Estate and became Vice President of Barnes & Noble Development in January 1997. Prior to joining the Company, Mr. Deason was a Director of Real Estate for S&A Restaurant Corporation, a national restaurant chain.

     JOSEPH GIAMELLI joined the Company in October 1998 as Vice President and Chief Information Officer. Prior to joining the Company, he was Vice President and Chief Information Officer of Toys R Us from May 1985 to September 1998. Prior to that he was a Vice President at Citibank NA from September 1976 to April 1985. Mr. Giamelli is a Trustee of the New York Medical College, in Valhalla, NY, and serves as a board member of the IAHD/St. Judes Rehabilitation Institute.

     The Company's officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of March 31, 2001, by each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in "Executive Compensation," and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

                                                                 SHARES
                                                              BENEFICIALLY      PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)      BENEFICIALLY OWNED(1)
------------------------------------                          ------------    ---------------------
Leonard Riggio..............................................   16,169,722(2)          24.3%
  c/o Barnes & Noble, Inc.
  122 Fifth Avenue
  New York, New York 10011
Forstmann-Leff Associates, Inc..............................    9,117,303(3)          14.0%
  590 Madison Avenue
  New York, New York 10022
Stephen Riggio..............................................    1,941,004(4)           2.9%
Mitchell S. Klipper.........................................    1,333,870(4)           2.0%
J. Alan Kahn................................................      412,139(5)             *
Irene R. Miller.............................................      310,000(4)             *
Matthew A. Berdon...........................................      117,000(6)             *
William Sheluck, Jr.........................................       82,640(9)             *
William Dillard II..........................................       70,000(4)             *
David S. Deason.............................................       69,521(4)             *
Michael N. Rosen............................................       62,000(8)             *
Margaret T. Monaco..........................................       56,000(7)             *
Maureen E. O'Connell........................................       50,000(4)             *
Michael J. Del Giudice......................................        3,000(4)             *
All directors and executive officers as a group (17
  persons)..................................................   20,803,005(10)         29.3%

---------------
  *  Less than 1%.

 (1) Shares of Common Stock that an individual or group has a right to acquire within 60 days after March 31, 2001 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

 (2) Includes (i) 2,652,334 shares owned by B&N College (Mr. Riggio owns all of the voting securities of B&N College), (ii) 1,281,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (iii) 1,318,750 shares issuable upon the exercise of stock options. The shares of Common Stock owned by Mr. Riggio are, and in the future may be, pledged as collateral for certain loans, including loans which were used to purchase Common Stock. The failure of Mr. Riggio to repay such loans, together with any sale by the pledgees of the pledged common stock, could result in a change of control of the Company.

 (3) Forstmann-Leff Associates, Inc. ("FLA"), a New York corporation, is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), and has sole voting power with respect to 2,303,535 of its shares. FLA shares voting power with respect to 1,036,125 of its shares, and dispositive power with respect to 2,449,875 of its shares, with its subsidiary, FLA Asset Management, Inc. ("FLA Management"), a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 29,300 of its shares with its subsidiary Stamford Advisers Corp., a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 62,900 of its shares with Forstmann-Leff Associates, L.P., a registered investment advisor under the 1940 Act. FLA Management is the general partner of Forstmann-Leff Associates L.P. FLA shares voting and dispositive power with respect to 4,481,325 of its shares with FLA Advisers L.L.C., a New York limited liability company. FLA Advisers L.L.C. is a registered investment adviser under the 1940 Act whose managing members are principals of FLA. The foregoing information is based upon a Schedule 13G filed by FLA with the Company in February 2001.

 (4) All of these shares are issuable upon the exercise of stock options.

 (5) Of these shares, 411,139 shares are issuable upon the exercise of options.

 (6) Of these shares, 70,000 are issuable upon the exercise of stock options. One thousand shares are owned by Mr. Berdon's wife. Mr. Berdon disclaims any beneficial ownership of those shares.

 (7) Of these shares, 50,000 are issuable upon the exercise of stock options.

 (8) Of these shares, 50,000 shares are issuable upon the exercise of stock options. Of the other 12,000 shares, 10,000 are owned by Mr. Rosen's wife and 2,000 are owned by Mr. Rosen's daughter. Mr. Rosen disclaims any beneficial ownership of these shares.

 (9) Of these shares, 70,000 are issuable upon the exercise of stock options. Of the other 12,640 shares, Mr. Sheluck shares voting and dispositive power with respect to 8,000 of these shares with his wife, and the remaining 4,640 shares are owned by minor children of Mr. Sheluck.

(10) Includes 5,872,493 shares issuable upon the exercise of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Mr. Berdon (Chairman), Mr. Sheluck and Ms. Monaco, none of whom is an officer or employee or former officer or employee of the Company. See "Meetings and Committees of the Board -- Compensation Committee."

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                   FISCAL YEAR                              AWARDS
                                    ENDED ON      ANNUAL COMPENSATION     SECURITIES
                                    OR ABOUT     ---------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION        JANUARY 31     SALARY       BONUS     OPTIONS/SARS   COMPENSATION
---------------------------        -----------   --------     --------   ------------   ------------
Leonard Riggio...................     2001       $500,000     $300,000          --        $    --
  Chairman of the Board and           2000        538,462(1)   450,000          --             --
  Chief Executive Officer             1999        773,077      450,000          --             --
J. Alan Kahn.....................     2001        600,000      360,000      19,920         10,516(2)
  Chief Operating Officer             2000        584,615      300,000     224,900          7,805(3)
                                      1999        500,000      300,000      24,945          9,232(4)
Mitchell S. Klipper..............     2001        500,000      300,000      16,600         12,605(5)
  Executive Vice President, and       2000        500,000      300,000      24,900          9,586(6)
  President, Barnes & Noble           1999        493,846      300,000      22,949          8,842(7)
  Development
Maureen E. O'Connell.............     2001        372,115      100,000     200,000            234(8)
  Chief Financial Officer             2000             --           --          --             --
                                      1999             --           --          --             --
David S. Deason..................     2001        355,769      140,000      11,620         12,026(9)
  Vice President of Barnes &          2000        301,539      116,000      37,225          4,964(10)
  Noble Development                   1999        297,116      110,000       4,573          4,236(11)

---------------
 (1) Effective March 28, 1999, Mr. Riggio voluntarily reduced his annual salary to $500,000.

 (2) Represents (a) $8,400 paid by the Company as a contribution to Mr. Kahn's account under the Company's 401(k) Savings Plan ("401(k) Plan"), (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

 (3) Represents (a) $4,885 paid by the Company as a contribution to Mr. Kahn's account under the Company's 401(k) Plan, (b) $1,740 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and
     (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

 (4) Represents (a) $3,760 paid by the Company as a contribution to Mr. Kahn's account under the Company's 401(k) Plan and (b) $5,472 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn.

 (5) Represents (a) $8,400 paid by the Company as a contribution to Mr. Klipper's account under the Company's 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

 (6) Represents (a) $4,577 paid by the Company as a contribution to Mr. Klipper's account under the Company's 401(k) Plan, (b) $1,740 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

 (7) Represents (a) $3,635 paid by the Company as a contribution to Mr. Klipper's account under the Company's 401(k) Plan, (b) $1,938 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

 (8) Represents $234 paid by the Company as a premium on a term life insurance policy for the benefit of Ms. O'Connell.

 (9) Represents (a) $11,792 paid by the Company as a contribution to Mr. Deason's account under the Company's 401(k) Plan and (b) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(10) Represents (a) $4,529 paid by the Company as a contribution to Mr. Deason's account under the Company's 401(k) Plan and (b) $435 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(11) Represents (a) $3,771 paid by the Company as a contribution to Mr. Deason's account under the Company's 401(k) Plan and (b) $465 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

     The following table sets forth certain information concerning options granted during the 53 weeks ended February 3, 2001 to the executive officers named in the Summary Compensation Table above. The Company did not grant any free-standing stock appreciation rights during the 53 weeks ended February 3, 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                            ----------------------------------------------------------
                                           PERCENTAGE OF
                             NUMBER OF         TOTAL
                             SECURITIES    OPTIONS/SARS                                   PRESENT VALUE OF
                             UNDERLYING     GRANTED TO                                    GRANT AT DATE OF
                            OPTIONS/SARS   EMPLOYEES IN    EXERCISE PRICE   EXPIRATION     GRANT USING THE
NAME                          GRANTED       FISCAL 2000      PER SHARE         DATE      BLACK-SCHOLES MODEL
----                        ------------   -------------   --------------   ----------   -------------------
Leonard Riggio............         --            --%           $   --             --         $       --
J. Alan Kahn..............     19,920          0.79%            16.75        3/06/10            154,579(1)
Mitchell S. Klipper.......     16,600          0.66%            16.75        3/06/10            128,816(1)
Maureen E. O'Connell......    200,000          7.92%            16.75        3/06/10          1,552,000(1)
David S. Deason...........     11,620          0.46%            16.75        3/06/10             90,171(1)

---------------
(1) Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 35.0%, risk-free interest rate of 6.59% and an expected life of six years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

     The following table sets forth information concerning option exercises and the value of unexercised options as of February 3, 2001 for the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                             SHARES                       AT FEBRUARY 3, 2001           AT FEBRUARY 3, 2001
                            ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------   -----------   -------------   -----------   -------------
Leonard Riggio...........         --     $       --    1,318,750            --      $18,174,752    $       --
J. Alan Kahn.............         --             --      406,198       313,568        1,267,061     1,423,044
Mitchell S. Klipper......    122,000      2,420,531    1,313,933        50,575       17,541,328       179,735
Maureen E. O'Connell.....         --             --           --       200,000               --     1,774,000
David S. Deason..........     60,000        820,938       62,087        43,405          495,635       213,459

EMPLOYEES' RETIREMENT PLAN

     As of December 31, 1999, substantially all employees of the Company were covered under the Company's Employees' Retirement Plan (the "Retirement Plan"). The Retirement Plan is a defined benefit pension plan. As of January 1, 2000, the Retirement Plan was amended so that employees no longer earn benefits for subsequent service. Subsequent service continues to be the basis for vesting of benefits not yet vested at December 31, 1999 and the Retirement Plan will continue to hold assets and pay benefits. The amendment was treated as a curtailment in fiscal 1999.

     A participant's annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant's average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant's years of credited service, plus
(ii) 1.3% of the participant's average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant's years of credited service. A participant's maximum benefit is limited pursuant to Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") to $130,000 for 1999, indexed annually. Compensation recognized is limited to $160,000 based upon the Retirement Plan.

     Credited years of service under the Retirement Plan as of February 3, 2001 for the individuals named in the Summary Compensation Table above are: Leonard Riggio -- 12 years; J. Alan Kahn -- 2 years; Mitchell S. Klipper --11 years; Maureen E. O'Connell is not a participant; and David S. Deason -- 10 years.

     The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

                                                          YEARS OF CREDITED SERVICE
                                                ----------------------------------------------
ASSUMED HIGHEST AVERAGE SALARY                    15        20        25        30        35
------------------------------                  ------    ------    ------    ------    ------
$125,000......................................  21,135    28,180    35,225    42,270    49,315
$150,000......................................  26,010    34,680    43,350    52,020    60,690
$160,000 and above(1).........................  27,960    37,280    46,600    55,920    65,240

---------------
(1) The benefits shown corresponding to this compensation reflect the compensation limit under Section 401(a)(17) of the Code. A participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996; a participant's compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1997 through 1999. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

EMPLOYMENT AGREEMENTS

     Stephen Riggio and Mitchell S. Klipper have employment agreements that expire in 2005 and 2002, respectively. The agreements with Mr. Riggio and Mr. Klipper provide for their employment at an annual salary of $500,000 or such higher amount as determined by the Company. Each is also entitled to an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. Mr. Riggio's principal duties are to oversee and develop investments in the Company's existing and future affiliates, including Barnes & Noble.com and iUniverse.com. Accordingly, under his agreement, Mr. Riggio is eligible to receive stock options and similar incentives from such affiliates, and any cash compensation received by Mr. Riggio from any such affiliates is credited against the Company's salary payment obligations. The agreements also provide for life and long-term disability insurance, a two-year severance arrangement and a two-year post-employment, non-competition agreement. Each agreement renews annually upon expiration, unless terminated by either party on 12 months prior notice.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered by the Compensation Committee of the Board of Directors, consisting of the three non-employee directors listed below. The program is based upon the following guiding principles:

          1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

          2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

     The Compensation Committee reviews the Company's executive compensation program each year. This review includes a comparison of the Company's executive compensation, corporate performance, stock appreciation and total return to the stockholders with that of other companies, including other retailers.

     The key elements of the Company's executive compensation package consist of base salary, annual bonus and stock options. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company's chief executive officer.

     Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

     Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for senior executive officers of the Company are based upon annual net earnings of the Company and are determined pursuant to the Barnes & Noble, Inc. Supplemental Compensation Plan (the "Supplemental Compensation Plan"), which was approved by the Company's shareholders at their annual meeting on May 31, 1995.

     The Supplemental Compensation Plan provides that senior executive officers designated by the Compensation Committee are entitled to a cash bonus in accordance with a sliding scale formula based on the extent to which a preestablished earnings-per-share target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a target earnings-per-share (the "Target"), the attainment of which is substantially uncertain. The Target which is established for each fiscal year must exceed the earnings-per-share for the immediately previous fiscal year. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

     Each participating executive officer is entitled to receive a cash bonus based on a percentage of his or her base salary for the fiscal year ("Base Salary") as follows:

                                                              THEN THE AMOUNT OF
IF ACTUAL EARNINGS-PER-SHARE ARE:                             THE CASH BONUS IS:
---------------------------------                             ------------------
Less than 80% of Target.....................................                None
80% or more but less than 91% of Target.....................  30% of Base Salary
91% or more but less than 100% of Target....................  45% of Base Salary
100% or more but less than 109% of Target...................  60% of Base Salary
109% or more but less than 118% of Target...................  70% of Base Salary
118% or more of Target......................................  80% of Base Salary

     Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $900,000 with respect to any fiscal year. In addition, no participating executive officer is entitled to receive any bonus under the Supplemental Compensation Plan with respect to any fiscal year unless the Company's actual earnings-per-share for such fiscal year (subject to adjustment as provided above) exceeds earnings-per-share for the prior fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.

     Leonard Riggio, Stephen Riggio, J. Alan Kahn, Mitchell S. Klipper and Maureen E. O'Connell are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

     Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company's stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Incentive Plan Committee has based its decision on the individual's performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

     Compensation of Chief Executive Officer. Leonard Riggio's compensation is determined pursuant to the principles noted above, including a bonus as determined by the Supplemental Compensation Plan. Specific consideration is given to Mr. Riggio's responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

     Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a Compensation Committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the Compensation Committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company has implemented the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

                                          COMPENSATION COMMITTEE

                                          Matthew A. Berdon, Chairman
                                          Margaret T. Monaco
                                          William Sheluck, Jr.

                               PERFORMANCE GRAPH

     The following table compares the cumulative total stockholder return on the Common Stock for the period commencing January 26, 1996 through February 2, 2001 (the last trading date during the Company's last completed fiscal year) with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Retailers, Other Specialty Industry Group Index (the "Dow Jones Specialty Retailers Index") over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Specialty Retailers Index on January 26, 1996 and (ii) reinvestment of dividends.

[Performance Graph]

                                                                                                                DOW JONES
                                                     BARNES & NOBLE               S&P 500 INDEX            SPECIALTY RETAILERS
                                                     --------------               -------------            -------------------
01/26/1996                                                  100                         100                         100
01/31/1997                                               112.67                      126.47                      124.85
01/30/1998                                               114.93                       157.7                      173.74
01/29/1999                                               271.04                      205.86                      280.12
01/28/2000                                               152.04                      218.81                      280.99
02/2/2001                                                186.21                      217.09                      294.09

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases space for its executive offices in properties in which Leonard Riggio, chairman, chief executive officer and principal stockholder of the Company, has a minority interest. The space was rented at an aggregate annual rent including real estate taxes of approximately $3,198,000 in fiscal year ended February 3, 2001 ("fiscal 2000").

     The Company leases a 75,000 square foot office/warehouse from a partnership in which Leonard Riggio has a 50 percent interest, pursuant to a lease expiring in 2023. Pursuant to such lease, the Company paid $648,000 in fiscal 2000.

     The Company is provided with certain package shipping services by the LTA Group, Inc. ("LTA"), a company in which a brother of Leonard Riggio owns a 20 percent interest. The Company paid LTA $16,661,000 for such services during fiscal 2000.

     The Company leases retail space in a building in which B&N College, a company owned by Leonard Riggio, subleases space for its executive offices from the Company. Occupancy costs allocated by the Company to B&N College for this space totaled $709,000 for fiscal 2000.

     B&N College allocated to the Company certain operating costs incurred on the behalf of the Company. These charges approximated $264,000 in fiscal 2000. B&N College purchased $17,198,000 of merchandise from the Company during fiscal 2000. The Company charged B&N College $1,331,000 in fiscal 2000 for capital expenditures, business insurance and other operating costs incurred on its behalf.

     The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company's usage. Such costs which include fuel, insurance, personnel and other costs approximated $2,401,000 in fiscal 2000.

     On October 28, 1999, the Company acquired Babbage's Etc., one of the nation's largest operators of video game and entertainment software stores, a company majority owned by Leonard Riggio, for $208,670,000. If financial performance targets are met over fiscal 2001, the Company will make an additional payment of approximately $10,000,000 in 2002.

     Barnes & Noble.com purchased $110,462,000 of merchandise from the Company during fiscal 2000 and Barnes & Noble.com expects to source purchases through the Company in the future. The Company has entered into an agreement (the "Supply Agreement") with Barnes & Noble.com whereby the Company charges Barnes & Noble.com the costs associated with such purchases plus incremental overhead incurred by the Company in connection with providing such inventory. The Supply Agreement is subject to certain termination provisions.

     The Company has entered into agreements whereby Barnes & Noble.com receives various services from the Company, including, among others, services for payroll processing, benefits administration, insurance (property and casualty, medical, dental and life), tax, traffic, fulfillment and telecommunications. In accordance with the terms of such agreements the Company has received, and expects to continue to receive, fees in an amount equal to the direct costs plus incremental expenses associated with providing such services. The Company received $1,699,000 for such services in fiscal 2000.

     The Company subleases to Barnes & Noble.com approximately one-third of a 300,000 square foot warehouse facility located in New Jersey. The Company has received from Barnes & Noble.com $489,000 for such subleased space in fiscal 2000.

     Since 1993, the Company has used the music distributor AEC One Stop Group, Inc. ("AEC") as its primary music and video supplier and to provide a music and video database. In 1999, AEC's parent corporation was acquired by an investor group in which Leonard Riggio was a minority investor. The Company paid AEC $159,179,000 in connection with this agreement during fiscal 2000.

     Michael N. Rosen, the Secretary and a Director of the Company, is the Chairman of Robinson Silverman Pearce Aronsohn & Berman LLP, which law firm has represented the Company since its organization.

     The Company believes that the transactions discussed above, as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and its affiliates, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law. In addition, the Board of Directors has established an Audit Committee, which consists of three independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See "Election of Directors -- Meetings and Committees of the Board -- Audit Committee."

INDEPENDENT ACCOUNTANTS

     The firm of BDO Seidman, LLP ("BDO Seidman") has been selected as independent accountants for the Company.

     The independent accountants examine annual financial statements and provide other non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether other non-audit services by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company.

     Audit Fees. For the fiscal year ended February 3, 2001, the Company paid BDO Seidman $400,770 for professional services rendered for the Company's audit of the annual financial statements and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC").

     All Other Fees. For the fiscal year ended February 3, 2001, the Company paid BDO Seidman $401,810 for tax-related services, $79,550 for transactions and acquisition related costs and $36,860 for all other non-audit services.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the SEC.

                                          AUDIT COMMITTEE

                                          William Sheluck, Jr., Chairman
                                          Matthew A. Berdon
                                          Michael J. Del Giudice

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The Board of Directors has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended February 3, 2001, to audit the financial statements of the Company for the fiscal year ending February 2, 2002. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman, will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

     Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing.

     Financial and Other Information. The Company's Annual Report for the fiscal year ended February 3, 2001, including financial statements, is being sent to stockholders together with this Proxy Statement.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's executive officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, Directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors, and greater than 10-percent stockholders were complied with.

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2002 must be received by the Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than December 31, 2001.

     In addition, the Company's By-Laws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders or to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder's record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (1) in the case of nominating a person for election to the Board of Directors, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being a nominee and to serving as a director if elected; and (2) in the case of proposing business for consideration, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and
(ii) any material interest of the proposing stockholder in such business.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors

                                          LEONARD RIGGIO
                                          Chairman

April 30, 2001

                                                                         ANNEX A

                              BARNES & NOBLE, INC.

                            AUDIT COMMITTEE CHARTER

     There shall be a committee of the Board of Directors (the "Board") of Barnes & Noble, Inc. (the "Company") to be known as the Audit Committee (the "Audit Committee" or the "Committee").

COMPOSITION

     The Audit Committee shall be comprised of at least three directors of the Board who are independent of the management of the Company and free of any relationship which in the opinion of the Board would interfere with their exercise of independent judgement as a Committee member. The members of the Audit Committee shall be selected by the Board, and each member shall serve until his or her successor has been selected by the Board.

AUTHORITY

     The Audit Committee is granted the authority to perform each of the specific duties enumerated in these guidelines. All employees of the Company are directed to cooperate when and as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. The Company's independent auditors and the Committee may communicate with each other at all times and the Committee chairman may call a meeting of the Committee whenever he or she deems it necessary.

RESPONSIBILITIES

     The Audit Committee will assist the Board in fulfilling fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries. The Audit Committee shall periodically report to the Board as to its activities and recommendations.

MEETINGS

     The Audit Committee will meet at least three times per year, and as many additional times as the Committee deems necessary.

MINUTES

     Minutes of each meeting of the Audit Committee will be prepared and sent to all Committee members and may be submitted to all other members of the Board.

SPECIFIC DUTIES

     The Audit Committee will:

      1. Review with the Company's management and independent auditors the Company's general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

      2. Be familiar with and review the appropriateness of the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

      3. Review and discuss the scope and general extent of the Company's independent auditors' audit examination. The auditors' fees will be discussed with the Company's management and annually submitted for Committee review and approval. The Committee's review should entail understanding the factors considered by the auditor in determining the audit scope.

      4. Review with the Company's management and auditors the extent of non-audit related services provided by the auditors, including but not limited to consulting services relating to information technology, tax issues, compensation matters and the magnitude of fees associated with such non-audit services to the extent that such fees might influence the independence of the auditors.

      5. Review with the Company's management and independent auditors, upon completion of their audit, annual and quarterly financial results prior to their release to the public. This review is to encompass:

        - The Company's annual financial statements and supplemental disclosures required by generally accepted accounting principles;

        - Significant transactions not a normal part of the Company's operations;

        - Changes, if any, during the year in the Company's accounting principles or their application and whether any second opinions were sought on significant accounting or auditing issues;

        - Significant adjustments proposed by the independent auditors (whether recorded or not recorded by the Company); and

        - Report of the independent auditors.

      6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information. Elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs. Inquire of the independent auditors whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report with respect to the Company's financial statements. Sufficient opportunity should be made available for the independent auditors to meet with the Audit Committee without the Company's management present.

      7. Discuss with the independent auditors the quality of the Company's financial and accounting personnel, any relevant recommendations which the independent auditors may have (including those in their "Management Letter", if any) and their assessment of the quality of the Company's internal financial controls.

      8. Discuss with the Company's management the scope and quality of internal auditing and financial reporting controls in effect.

      9. Review the terms of any future material transactions between the Company and related parties prior to submission of such transactions to the Board.

     10. Apprise the Board, through minutes or special presentations if necessary, of significant developments in the course of performing the above duties.

     11. Recommend to the Board any appropriate extensions or modifications in the duties of the Audit Committee.

     12. Recommend to the Board the retention or non-retention of the Company's independent auditors.

3623


         --------

         --------

1.  ELECTION OF DIRECTORS

    FOR all nominees / /   WITHHOLD AUTHORITY to vote    / /    *EXCEPTIONS  / /
    listed below           for all nominees listed below

    Nominees: Leonard Riggio, Michael J. Del Giudice and William Sheluck, Jr.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    *Exceptions ________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the company for the fiscal year ending February 2, 2002.

                    FOR  / /     AGAINST / /    ABSTAIN / /



                              Change of Address and
                              or Comments Mark Here     / /


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________________________________________________________, 2001

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                           Signature if held jointly

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.   /X/

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




                              BARNES & NOBLE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 23, 2001, at the Annual Meeting of Stockholders to be held on June 11, 2001, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, AND "FOR" PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued, and to be signed and dated on the reverse side.)



                                              BARNES & NOBLE, INC.
                                              P.O. BOX 11280
                                              NEW YORK, N.Y. 10203-0280